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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           TENDER OF ALL OUTSTANDING
                         12 1/4% SENIOR NOTES DUE 2008
                                IN EXCHANGE FOR
                         12 1/4% SENIOR NOTES DUE 2008
                                       OF
                      DOBSON/SYGNET COMMUNICATIONS COMPANY

    Registered holders of outstanding 12 1/4% Senior Notes Due 2008 (the "Old Notes") of Dobson/Sygnet Communications Company ("Dobson/Sygnet") who wish to tender their Old Notes in exchange for a like principal amount of 12 1/4% Senior Notes Due 2008 (the "New Notes") of Dobson/Sygnet and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to United States Trust Company of New York (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer-- Terms of the Exchange Offer-- Guaranteed Delivery Procedures" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                    UNITED STATES TRUST COMPANY OF NEW YORK

          BY MAIL:               BY OVERNIGHT COURIER:                BY HAND:                   BY FACSIMILE:
United States Trust           United States Trust           United States Trust           (212) 420-6152
  Company of New York         Company of New York           Company of New York           (For Eligible Institutions
P.O. Box 844                  Corporate Trust               111 Broadway                  Only)
Cooper Station                Operations                    Lower Level
New York, NY 10276-0844       Department                    New York, NY 10006            CONFIRM BY TELEPHONE:
Attention: Corporate          770 Broadway-13th Floor       Attention: Corporate          (800) 548-6565
  Trust Services              New York, NY 10003            Trust Services
(registered or certified
mail recommended)

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO
A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of
Signatures.
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        This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing the owners of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

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
Name(s):      --------------------------------------------------------------------------

Capacity:     --------------------------------------------------------------------------

Address(es):  --------------------------------------------------------------------------

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

    DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, an eligible guarantor institution which is a member of one of the following signature guarantee programs (an "Eligible Institution"): (i) The Securities Transfer Agents Medallion Program (STAMP), (ii) The New York Stock Exchange Medallion Signature Program (MSF), or (iii) The Stock Exchange Medallion Program (SEMP), hereby (a) represents that each holder of Old Notes on whose behalf this tender is being made "own(s)" the Old Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Old Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

    THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of
Firm: -------------------------------------------------------------------------

Address: ----------------------------------------------------------------------

Area Code and Telephone
No.: --------------------------------------------------------------------------

--------------------------------------------
         Authorized Signature:

Name: ---------------------------------------

Title: --------------------------------------

Date: ---------------------------------------